Exhibit 10.13

ATHENEX, INC.

AMENDED AND RESTATED
2017 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD (OFFICER)

Grantee’s Name and Address:

[Participant Name:First Name Last Name]

[Address:Linear]

You (the “Grantee”) have been granted an Award (the “Award”) of Restricted Stock Units (the “RSUs”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Athenex, Inc. Amended and Restated 2017 Omnibus Incentive Plan (as further amended from time to time, the “Plan”), and the Restricted Stock Unit Award Agreement (the “RSU Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Award Number:	[Grant ID:Grant ID]
Date of Award:	[Grant Date:Month DD, YYYY]
Total Number of Restricted Stock Units:	[Granted:RSUs Granted]

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the RSU Agreement and the Plan, the RSUs will “vest” in accordance with the following schedule (the “Vesting Schedule”):

25% on the first anniversary of the date of this Agreement;

25% on the second anniversary of the date of this Agreement;

25% on the third anniversary of the date of this Agreement; and

25% on the fourth anniversary of the date of this Agreement.

In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the RSUs shall continue to vest in accordance with the Vesting Schedule set forth above.

Vesting shall cease upon the date of termination of the Grantee’s Continuous Service for any reason, including death or Disability.

The Award shall be subject to the provisions of Section 11 of the Plan in the event of a Corporate Transaction or Change in Control.

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE RSUS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE RSU AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the RSU Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the RSU Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the RSU Agreement and the Plan.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under the Award, it is the Grantee’s responsibility to determine whether or not the sale of the Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Company may, in its sole discretion, decide to deliver this Notice, the RSU Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) to the Grantee by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby agrees to Company’s provision to the Grantee of these documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

The Grantee acknowledges that the Grantee has access to the Company’s intranet and has either received electronic or paper copies of the Plan Documents.

The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the RSU Agreement shall be resolved by the Administrator in accordance with Section 8 of the RSU Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the RSU Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

END OF NOTICE

2

Award Number: [Grant ID:Grant ID]

ATHENEX, INC.

AMENDED AND RESTATED
2017 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Grant of Restricted Stock Units. Athenex, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), an Award (the “Award”) of Restricted Stock Units (the “RSUs”) for the Number of Shares of Restricted Stock Units set forth in the Notice, subject to the terms and provisions of the Notice, this Restricted Stock Unit Award Agreement (this “RSU Agreement”) and the Company’s Amended and Restated 2017 Omnibus Incentive Plan (as further amended from time to time, the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this RSU Agreement.

2. Vesting. Subject to the provisions of the Notice, this RSU Agreement and the Plan, the RSUs shall vest in accordance with the Vesting Schedule set out in the Notice.

3. Settlement. As soon as reasonably practicable after the vesting of any RSUs, but no later than thirty (30) days thereafter, the Company shall issue to the Grantee a number of Shares equal to the number of RSUs that vested.

4. Taxes.

(a) No Shares will be delivered to the Grantee or other person pursuant to the vesting of the RSUs until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. Upon vesting of the RSUs, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.

(b) At the time that the Grantee accepts this Award, the Grantee shall irrevocably elect to have the Tax Withholding Obligation satisfied by either (i) agreeing to pay the Tax Withholding Amount to the Company in cash or by check or wire transfer on or before the day the Tax Withholding Obligation arises, or (ii) instructing and authorizing the Company to withhold a whole number of Shares from those Shares issuable to the Grantee having a Fair Market Value sufficient to satisfy the minimum applicable Tax Withholding Obligation (a “Tax Obligation Net Settlement”). If a Grantee elects to have the Tax Withholding Obligation satisfied by paying the Tax Withholding Amount to the Company and the Grantee fails to pay the Tax Withholding Amount on or before the day the Tax Withholding Obligation arises, then the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company to satisfy the minimum applicable Tax Withholding Obligation by means of a Tax Obligation Net Settlement. If a Grantee elects to have the Tax Withholding Obligation satisfied by the Company withholding Shares in a Tax Obligation Net Settlement, then the Company shall withhold on the day the Tax Withholding Obligation arises a whole number of Shares from those Shares issuable to the Grantee having a Fair Market Value sufficient to satisfy the minimum applicable Tax Withholding Obligation. If the Tax Withholding Obligation is satisfied by a Tax Obligation Net

Settlement and the Fair Market Value of the whole number of Shares in the Tax Obligation Net Settlement exceeds the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay the excess in cash to the Grantee. Notwithstanding the foregoing terms of this Section 4(c), a Grantee’s election shall not be binding on the Company and in all cases the Committee (in its sole discretion) may require that the Tax Withholding Obligation be satisfied in another manner of its choosing.]

(c) In the event of any determination that the Company and/or a Related Entity has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the RSUs, the Grantee agrees to pay the Company and/or the Related Entity the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company and/or the Related Entity to do so, whether or not the Grantee is an employee of the Company and/or the Related Entity at that time.

5. Transferability. The RSUs may not be sold, assigned, pledged, hypothecated or otherwise transferred, whether by operation of law or otherwise, nor may the RSUs be made subject to execution, attachment or similar process. If the Grantee attempts to do any of these things, the Grantee will immediately forfeit the RSUs.

6. Entire Agreement; Governing Law. The Notice, the Plan and this RSU Agreement constitute the entire agreement of the parties with respect to the subject matter of this RSU Agreement and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter of this RSU Agreement, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this RSU Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this RSU Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this RSU Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

7. Construction. The captions used in the Notice and this RSU Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this RSU Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9. Venue and Waiver of Jury Trial. The Company and the Grantee (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this RSU Agreement shall be brought in the United States District Court for Western District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in an appropriate state court in the State of New York) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11. Language. If the Grantee has received this RSU Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Laws.

12. Nature of Award. In accepting the Award, the Grantee acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this RSU Agreement;

(b) the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if awards have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) the Grantee’s participation in the Plan is voluntary;

(e) the Grantee’s participation in the Plan shall not create a right to any employment with the Grantee’s employer and shall not interfere with the ability of the Company or the employer to terminate the Grantee’s employment relationship, if any, at any time;

(f) the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Related Entity;

(g) in the event that the Grantee is not an Employee of the Company or any Related Entity, the Award and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Related Entity;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or Shares acquired upon vesting of the Award, resulting from termination of the Grantee’s Continuous Service by the Company or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Award, the Grantee irrevocably releases the Company and any Related Entity from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

(j) in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Grantee’s right to receive Awards under the Plan and to vest in such Awards, if any, will (except as otherwise provided in the Notice or herein) terminate effective as of the date that the Grantee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of the Grantee’s Continuous Service (whether or not in breach of local labor laws), the Administrator shall have the exclusive discretion to determine when the Grantee is no longer providing services for purposes of this Award;

(k) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares; and

(l) the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

13. Data Privacy.

(a) The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this RSU Agreement by and among, as applicable, the Grantee’s employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(b) The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c) The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

14. Section 409A. The Award is intended to qualify for the short-term deferral exception to Section 409A of the Code, and this RSU Agreement shall be interpreted and administered accordingly. Notwithstanding the foregoing, the Company makes no representations that the Award is exempt from Section 409A of Code, and in no event shall the Company or any Related Entity be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of Code.

END OF AGREEMENT